AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2015 ..

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lissome Trade Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3914

(Primary Standard Industrial Classification Code Number)

(IRS Employer Identification No. 47-1549749)

Ningshanzhonglu Street No. 108, 1-25-4

                                    Huanggu District Shenyang

Liaoning. China 110031

Tel: +86-13002492783

(Address and telephone number of registrant's principal executive offices)

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste. 140-149

Las Vegas, NV 89131

(702) 533-8372

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. xx

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer oo

Accelerated Filer oo

Non-accelerated filer oo

Smaller reporting company xx

CALCULATION OF REGISTRATION FEE

=============================================================================

Proposed

Proposed

Title of

 maximum

maximum

securities

Amount

offering

aggregate

Amount

to be

to be

 price

offering

registered

registered

per share(2)

price

fee(1)

----------------------------------------------------------------------------------------------------------------------------------

Common Stock          7,000,000

 $0.01

$70,000

 $8.13

=============================================================================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine

.

LISSOME TRADE CORP.

7,000,000 SHARES OF COMMON STOCK

$0.01 per share

NO MINIMUM

This is the initial offering of Common stock of Lissome Trade Corp. and no public market exists for the securities being offered. Lissome Trade Corp. is offering for sale a total of 7,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Lissome Trade Corp. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Lissome Trade Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our independent registered accountants’ audit report stated that there is substantial doubt about our ability to continue as a going concern.  If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow.  The funds will be available for immediate use by the Company.  The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds

Offering

 Total

Price

Amount of

Underwriting

Proceeds

Per Share

Offering

Commissions

To Us

---------

--------

-----------

-----

Common Stock         $0.01

 $70,000

$0

$70,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion,

 Dated___________, 2015

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	5
General Information about Our Company	5
The Offering	5
RISK FACTORS	6
Risks Associated With Our Company	6
Risks Associated With This Offering	9
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	13
PLAN OF DISTRIBUTION	14
Offering will be Sold by Our Officer and Director	14
Terms of the Offering	14
Deposit of Offering Proceeds	14
Procedures for and Requirements for Subscribing	14
DESCRIPTION OF SECURITIES	15
SELLING SHAREHOLDERS	15
INTEREST OF NAMED EXPERTS AND COUNSEL	15
DESCRIPTION OF BUSINESS	15
LEGAL PROCEEDINGS	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
FINANCIAL STATEMENTS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	23
EXECUTIVE COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
INDEMNIFICATION	26
AVAILABLE INFORMATION	26

LISSOME TRADE CORP.

Ningshanzhonglu Street No. 108, 1-25-4

Huanggu District Shenyang

Liaoning. China 110031

 SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Lissome" are to Lissome Trade Corp. Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Lissome Trade Corp. Inc. was incorporated in the State of Nevada on May 9, 2014.  Our primary business will be the distribution of metal cookware made from stainless steel from China to the markets of Europe and Commonwealth of Independent States (CIS) countries.  We have concluded an agreement with Chaon Chances Stainless Steel Products Factory, China for distribution of its cookware and kitchenware.

We are a development stage company and as of December 31, 2014 we have not generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and negotiation of supply and distribution contracts.  Per our business plan we anticipate sales to begin in August 2015. Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our assets at December 31 , 2014 consisted of $ 867 ..

Our administrative office of the company is currently located at the premises of our President, Yuxia Song, which e provides to us on a rent free basis at Ningshanzhonglu Street No. 108, 1-25-4, Huanggu District Shenyang, Liaoning, China 110031.  We plan to use these offices until we require larger space. Our fiscal year end is September 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:

7,000,000 shares of common stock, par value $.001.

Offering Price per Share:

$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company

(after payment of offering expenses estimated at $8,000):

$62,000, if 100% of Offering is sold.

$44,500, if 75% of Offering is sold.

$27,000, if 50% of Offering is sold

$9,500, if 25% of Offering is sold.

There is no guarantee that we will receive any proceeds from the Offering.

Use of Proceeds:

We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:

7,000,000

Number of Shares Outstanding After the Offering:

14,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

     As of December 31 , 2014

Balance Sheet

Total Assets

$ 867

Total Liabilities

$ 3,542

Stockholders’ Equity

(Deficit)

$ (2,675)

Three months ending

Income Statement

December 31 , 2014

Total Expenses

$ 9,196

Net Income (Loss)

$(9,196)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

THERE ARE RISKS RELATED TO DOING BUSINESS IN CHINA GIVEN AN UNCERTAIN REGULATORY ENVIRONMENT.

China has an evolving regulatory environment and often new regulations are adopted to regulate certain areas where there were no regulations before.  As a result, we may be exposed to unforeseen risks of violating rules that did not previously exist.

THE COOKWARE MARKET IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO TH EMARKETS WE SERVE.

Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national Cookware distributors and dealers. Also, some Cookware suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.

WE DEPEND ON COOKWARE SUPPLIERSAND MANUFACTURERS FOR OUR BUSINESS TO OPERATE

We do not have our own manufacturing facility to produce Cookware. We will be entirely dependent on third parties to supply Cookware to operate our business. Some of the business for Cookware suppliers will likely come from producing or selling our competitors’ products. These suppliers may devote more resources to other products or take other actions detrimental to our offer. We will face risks associated with any supplier’s or manufacturer’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.

CHANGES IN ECONOMIC CONDITIONS THAT IMPACT CONSUMER SPENDING COULD HARM OUR BUSINESS.

We are sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non survival products, such as Cookware, which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products.

BECAUSE WE OFFER OUR PRODUCTS FROM CHINA TO EUROPE AND CIS COUNTRIES, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US AND OUR CUSTOMERS.

Our product will be an import for our customers. They should be sure of delivery by their transportation companies. The following factors could influence on transportation companies’ stability.

· fuel price increases;

· problems with shipping over the border;

· container shortages;

· increased inspections of import shipments or other factors causing delays in shipments; and

· economic crises, international disputes and wars.

YUXIA SONG, OUR PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH MIMIMAL REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin during second part of the year of 2015.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Song and Mr., Kriukov. .  While neither Ms. Song nor Mr. Kriukov owe any fiduciary duties to in respect of their other business ventures or, in fact, any companies other than the Company, as a practical matter they are presently unable to devote full time to the Company’s business.

Neither of our officers have any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event Ms. Song or Mr. Kriukov is unable to fulfill any aspect of his or her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION.

Our independent registered accountants’ audit report stated that we have had significant operating losses, a working capital deficiency and that we are in need for a new capital raise, which raise substantial doubt about our ability to continue as a going concern.  If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

BOTH OF OUR OFFICER AND DIRECTORS RESIDE OUTSIDE THE UNITED STATES OF AMERICA.

Both Ms. Song and Mr. Kruikov reside outside the United States of America.  As a result, it may be difficult or impossible for investors to effect service of process upon Ms. Song or Mr. Kruikov or to enforce against such persons judgments obtained in the United States courts predicated upon the liability provisions of the United States Securities Laws.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED MINIMAL REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on May 9, 2014; we have not yet commenced our business operations; and we have realized just $5,000 in revenue subsequent to December 31, 2014 .. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founders for the acquisition of their shares as well as loans from Ms. Song. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SUFFICIENT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

As of today, subsequent to 12/31/14, we have generated $5,000 revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE LOSS OF THE SERVICES OF YUXIA SONG COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Yuxia Song.. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

WE CURRENTLY HAVE ONLY ONE SUPPLIER.

At this time we have only one supplier to provide the products that we distribute. We may be unable to fill orders if our supplier ceases to sell Cookware and other products to us.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE STAINLESS STEEL COOKWARE DISTRIBUTION INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our ideas for our stainless steel cookware products are desirable; however, we currently have no copyright or trademark for our products or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no copyright protection unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, products or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $25,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that she will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Lissome or anyone acting on our behalf with any marketmaker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.0055 per share, $0.0045 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

INVESTED FUNDS ARE IRREVOCABLE AND WILL NOT BE RETURNED TO INVESTORS

All invested funds are irrevocable.  Once they are received by the Company in the course of this Offering, the invested funds will not be returned to investors.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SHAREHOLDER’S SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY. OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, investors funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 50% of our common stock.  In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future substantial revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*

trends affecting the Company's financial condition, results of operations or future prospects

*

the Company's business and growth strategies

*

the factors that we expect to contribute to our success and our ability to be successful in the future

*

our business model and strategy for realizing positive sales result

*

competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*

expenses

*

our expectations with respect to continued disruptions in the  global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*

the impact of new accounting pronouncements on our financial Statements

*

that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*

our market risk exposure and efforts to minimize risk

*

our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*

the Company's inability to raise additional funds to support operations and capital expenditures

*

the Company's inability to effectively manage its growth

*

the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*

the Company's inability to successfully compete against existing and future competitors

*

the effects of intense competition that exists in the Chinese cookware industry

*

the economic downturn and its effect on consumer spending

*

the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*

the effects of energy price increases on our cost of operations and our revenues

*

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $70,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 50%, 75% and 100%, respectively, of the Offering is sold.  In the event that only 25% is sold, the proceeds will be spent entirely on offering expense, SEC reporting and compliance. There is no guarantee that we will receive any proceeds from the Offering.

	If 25% sold	If 50% sold	If 75% sold	If 100% sold
Gross proceeds	$17,500	$35,000	$52,500	$70,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$9,500	$27,000	$44,500	$62,000
Establishing an office	$-	$2,000	$2,500	$3,000
Website development	$-	$3,000	$4,000	$5,000
Sales person salary	$-	$5,000	$10,000	$15,000
Marketing and advertising	$-	$7,000	$18,000	$29,000
SEC reporting and compliance	$9,500	$10,000	$10,000	$10,000

None of the money allocated to salaries here is planned to be used as compensation for our officers and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31 , 2014, the net tangible book value of our shares was negative $ 2,675 or approximately $ 0 per share, based upon 7,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $70,000 minus the estimated Offering expenses of $8,000 resulting in net proceeds of $62,000 , the net tangible book value of the 14,000,000 shares to be outstanding will be $ 59,325 , or approximately $ 0.0042 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (7,000,000 shares) will be increased by $ 0.0032 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per Share) of $ 0.0058 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $ 0.0042 per share, reflecting an immediate reduction in the $0.01 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $7,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50.00% of the total number of shares then outstanding, for which they will have made a cash investment of

$70,000, or $0.01 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31 , 2014.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

    25%

50%

75%

100%

Price Paid per Share by Existing Shareholders                       $   .001                          $  .001                    $  .001              $.001

Public Offering Price per Share                                               $  .01                            $  .01                      $  .01                $.01

Net Tangible Book Value Prior to this Offering                      $ (2,675)                          $(2,675)                  $ (2,675)               $ (2,675)

Net Tangible Book Value After this Offering                         $ 6,8 25                         $ 24,325                  $ 41,825            $ 59,325

Increase in Net Tangible Book Value per Share Attributable

to cash payments from purchasers of the shares offered        $ . 0007                           $ . 0023                   $ . 0034            $. 0042

Immediate Dilution per Share to New Investors                     $. 0093                           $ . 0077                    $. 00 66            $. 0058

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Ms. Song and Mr. Kriukov to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Ms. Song and Mr. Kriukov, our officers and director, will sell the shares on behalf of the Company, and they intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Neither Ms. Song nor Mr. Kriukov will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on  transactions in securities; and

c.

Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker- dealer; and

d.

Our officer and our director meets the conditions of paragraph  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

             (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

               (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

                (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering.   There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to Lissome Trade Corp.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock

1.

have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

 NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to September 30, 2014 have been audited by MaloneBailey, LLP. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Frederick C. Bauman, Esq. of the Bauman & Associates Law Firm has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Lissome Trade Corp. was incorporated in the State of Nevada on May 9, 2014. We were formed to engage in the distribution of metal cookware made from stainless steel from China to the markets of Europe and Commonwealth of Independent States (CIS) countries.  We have concluded an agreement with Chaon Chances Stainless Steel Products Factory, China for distribution of its cookware and kitchenware.

We are still in the development stage and as of today, subsequent to December 31, 2014, we have generated $5,000 in revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

Our company plans to distribute metal cookware made from stainless steel from China to the markets of Europe and CIS countries. We focus solely on the goods produced in China because today about 70% of manufacturing companies importing tableware to all the countries of the world are located in China. The delivery will be made to both retail chains and wholesale companies (companies-dealers, distributors).

In General

Currently, China has been the leading production base and exporter of stainless steel tableware and kitchenware in the world. During 2006-2009, China-made low-end stainless steel tableware and kitchenware products were gradually eliminated in the market, with its export volume showing a downward tendency. In 2010, the governments of all countries launched stimulus policies successively, an engine for demand growth, and which helped China’s export volume of stainless steel tableware and kitchenware be up 25.4% year-on-year.

Since 2011, the governments of all countries has rolled out stricter regulations on food safety and put forward higher safety norms for stainless steel tableware and kitchenware; and the driving force of economic stimulation has faded away, which caused China’s export volume of stainless steel tableware and kitchenware products to fall again in 2011 and 2012.

The high-end stainless steel tableware and kitchenware market in China is almost dominated by well-known transnational brands such as SEB, ZWILLING and WMF at present, while local brands hold small market shares. The medium-end market is held by a few domestic brands like Supor and ASD, and they enjoy certain market scale; while the low-end market is full of less known and inferior brands whose sales channels come to supermarkets and low-end retail shops.

French SEB Group is the famous company in the world’s kitchenware and small home appliance field, and it continuously expands its market coverage through mergers and acquisitions worldwide. From its acquisition on Tefal in 1968 to the share holding of Supor in 2011, SEB’s revenue has shown steady growth. In H1 2013, its revenue reached EUR1.835 billion, a rise of 2.5% from the same period of last year, and it performed prominently in the sluggish European market (according to (http://www.reportlinker.com/p01022385-summary/Global-and-China-Stainless-Steel-Tableware-and-Kitchenware-Industry-Report.html).

Import and Export

In 2008, the EU imported € 12 billion / 4.4 million tonnes of table- and kitchenware. Between 2004 and 2008, these imports increased significantly by 4.3% annually in terms of value, and by 4.6% annually in terms of volume. The supplies from developing countries to the EU increased at a substantial rate, higher than the supplies from intra- EU countries. Furthermore, note that the West-European suppliers also re-export products from developing countries to other EU countries.

The leading EU importers are Germany, France and the United Kingdom, together accounting for 43% of the total EU imports. EU countries which showed a very large increase in their imports of table- and kitchenware in terms of value were East-European countries, such as Poland, Romania, Slovakia and Bulgaria. Also the Baltic States of Latvia and Lithuania showed a considerable increase in their imports, but these countries are still among the smallest importers in the EU. Information on specific product groups is provided in Chapter 4 of this survey.

Developing countries accounted for 39% of the total supplies to the EU, while intra-EU countries accounted for 55% of the supplies. The leading developing country supplier, which is also the largest supplier of table- and kitchenware to the EU, is China, accounting for 31% of total imports. EU imports from this country increased by 16% annually, both in terms of value and volume during the review period. Other leading suppliers from developing countries were Turkey, Thailand and India, accounting for respective shares of 2.7% 1.4% and 1.3% of the total EU imports. Imports from Turkey and India increased substantially during the review period, while those from Thailand decreased.

In 2008, the EU exported nearly € 11 billion / 2.2 million tonnes of tableware, kitchenware and other household articles. Between 2004 and 2008, EU exports of these products increased by 2.1% annually in terms of value, but decreased by 3.4% annually in terms of volume.

Germany, France and Italy are among the leading three exporting countries accounting for respective shares of 19%, 16% and 15% of the total EU exports. The largest exported product groups are glassware (29%), plasticware (24%) and metalware (23%) (according to http://scribd.com/doc/84663086/Tableware-Kitchenware-and-Other-House-Articles-in-EU-2009#scribd).

Opportunities and threats

The current economic crisis forms a threat to the EU market for table- and kitchenware, and therefore also to exporters who aim to supply this market. Reduced consumer confidence and a rise in unemployment are, among others, the main factors leading to a decrease or at least a lower growth in consumer spending. Furthermore, the strong competition in the table- and kitchenware market forms a threat. China, as the main supplier, forms a threat to other developing country suppliers aiming to export to the EU, especially in the low-end market segment. On the other hand, EU companies have positioned themselves in the high end of the market, offering branded products.

Consumer segments

Metal ware is a market of mass consumption, an article of prime necessity in setting up housekeeping for each person. Therefore, cookware delivery business is characterized by stable demand.

Primary consumers are trade companies specializing in realization of home and household products, large store chains and hypermarkets, gift shops, wholesale warehouses of home goods.

Key end users can be divided into the following categories:

-

foodservice entities;

-

other types of business that have a kitchen, one way or another, for cooking food;

-

private individuals and families purchasing kitchenware for personal use in their rented apartment or their own house;

-

private individuals purchasing kitchenware as a gift

Materials and technologies

Estimated delivery will include metal ware made of the following traditional types of metals that are in great demand with the potential consumers.

Cast iron – the first metal used by humans for making kitchenware on industrial scale. Nevertheless, cast iron cookware is still popular. Cast iron has high heat absorption capacity that allows the cookware to heat up to high temperatures (aluminum cannot reach such temperature due to its high heat transfer capacity), and it is necessary when, for example, you cook on the grill, in wok or make pancakes.

Copper and brassware

Copper has the best heat conductivity among the metals used for ware production. That is why, it found its use in multilayered bottoms for steel ware. Currently, copper (carefully tinned from inside) is used to make cookware for boiling water (kettles), and most of the other “copper” ware is just covered with copper on the outside for an attractive design.

Stainless steel ware

Stainless steel ware together with aluminum and cast iron ware is the most popular. To make cookware, they use alloy-treated corrosion-resistant steel containing no less than 17% of chrome. Steels used for cook ware production can contain nickel. Market has a wide variety of stainless steel ware. The key difference between different brands and series lies in the technical characteristics of the containers – wall thickness and thickness of heat transfer layer. Stainless steel ware can be used for both cooking the food and storing it. Currently, the bulk of “European” brands on the market is produced in China.

Aluminum ware

The advantages of aluminum ware lie in its good heat conductivity and operational easiness. It is good for applying a nonstick coating. According to the production method, it can be cast or pressed. Pressed ware reaches 5 mm in thickness; the bottom of cast ware starts with 4 mm and reaches 10 mm. In general, the thicker the ware bottom, the better the heat transfer and the ware itself; of course, it is also necessary to consider the characteristics of nonstick coating applied on the ware.

Nonstick coating

One can observe a great number of nonstick coatings on modern cookware. Most frequently, it is Teflon and Whitford developed by American companies. However, there are also many other companies producing nonstick coatings for aluminum and steel ware. Coatings differ by the amount of layers, thickness and mechanical damage resistance. The thinnest coatings, from 10-15 microns thick, are used for application on baking dishes, as the mechanical stress is minimal there. For cookware, generally, they use the coatings that are 25-50 microns thick. The coatings of higher class usually consist of abrasive additives that increase their durability – for this purpose, different manufactures use ceramic and diamond dust or other various additives, usually of mineral origin.    There is a concordance between bottom thickness and coating class for aluminum ware: in general, the thicker the bottom, the higher coating class is used for cookware.

Market outlets

Currently, two large markets have been selected: European countries such as Austria, Denmark, Albania, Belgium, Bulgaria, Iceland, Great Britain, Latvia, Germany, Lithuania, Ireland, Poland, Norway, Greece, Turkey, Finland, Spain, Estonia, Italy, Czech Republic, Sweden, Netherlands, France, Portugal, Switzerland, Croatia and others (with population of about 739 million people (according to Wikipedia)) as well as CIS countries such as Azerbaijan, Armenia, Belarus, Kazakhstan, Kirgizia, Moldavia, Russia, Tajikistan, Turkmenistan, Uzbekistan (with population of about 280 million people (according to Wikipedia)).

These markets are viewed as major with high purchasing power. These market outlets are our top priority due to their geographic proximity to China, which will allow to significantly reduce the transportation costs and, subsequently, the cost of finished products.

Many of the listed countries have their authentic and historic culture of metal ware production but manufacturability of modern materials will allow consumers to choose in favor of our offers.

We plan to generate our revenue by selling metal cookware. Our products will be offered at prices marked-up from 20% to 30% of our cost. Our clients will be asked to 100% prepay for the products. Clients will choose any payment options they like. Clients will be responsible to cover the shipping costs. Shipping costs and our service cost will be added automatically to a customer’s final bill.

We plan to use price strategy to setting up our prices according to the market prices and if it's possible we plan to set up lower prices to be competitive. But we will not set up our prices less than our purchase cost plus our 20-30% of margin in total.

We believe that our potential clients will pay for the shipping by themselves. In case our customers would like to use our consulting service regarding to the shipping we will ask plus 3% additional to our price and will include a shipping company price and our service fees in a final bill.

Our customers will be asked to make 100% prepayment for the products. As an exception, we changed this requirement for our first contract where we charged 50% prepay regarding to the contract before shipping and charged 50% after shipping.

Marketing

We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context add. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com.

In addition, we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products. COMPETITION

The metal cookware industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including financial and marketing.  Examples of competitors are Ningbo Yinzhou MI International Trading Co., Ltd. (Zhejiang, China) and  Yiwu City Longfei Import and Export Co., Ltd. (Zhejiang, China).

We are going to use price strategy. Price strategy is the way to sell any goods with the cost minimization. Pricing strategy refers to method companies use to price their products or services. Our price strategy based on marginal-cost pricing method or cost minimization method. We intend to offer lower competitive price regarding operational cost minimization or margin minimization. In business, the practice of setting the price of a product to equal the extra cost of producing an extra unit of output. By this policy, a producer charges, for each product unit sold, only the addition to total cost resulting from materials and direct labor. Businesses often set prices close to marginal cost during periods of poor sales (www.wikipedia.org). We will directly work with cookware manufactures and traders in China. Our customers will control the delivery by themselves. We will orientate our forces only on potential clients, service quality and marketing.

SOURCES AND AVAILABILITY OF PRODUCTS

We will be contracting with manufacturers to provide their products to us, which will be selling to trade companies specializing in realization of home and household products, large store chains and hypermarkets, gift shops, wholesale warehouses of home goods.. We have identified several manufacturers that specialize in cookware. We will be negotiating agreements that will be suitable to all parties for our cookware products.

DEPENDENCE ON ONE OR A FEW MAJOR SUPPLIERS

We presently have only one supplier.  As our business is established and grows, we intend to add additional suppliers so that we will not continue to rely on one or few major suppliers. We plan to locate and add additional product suppliers by taking part in the specialized forums and exhibitions.

Under our existing contract with Chaoan Chances Stainless Steel Products Factory, China,(“Chaoan Chances”), Chaoan Chances undertakes, and we undertake to buy, the goods.  Price is to be agreed upon on each separate shipment.  Delivery must be done in 20 or 40 foot containers FOB Shantou, China.  The agreement is for up to $500,000 in purchases.  The Agreement contains provisions as to required shipping documents, payment in U.S. dollars, delivery and acceptance of the goods, packing and marking, as well as arbitration of claims and other customary terms and conditions.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

Our products will meet Chinese regulations subject to our industry.   Our suppliers will be responsible for providing certificates of compliance.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of cookware in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, of which Yuxia Song acts as our chief executive oficer and Mikhail Kriukov acts as corporate Secretary.

Emerging Growth Company Status under the JOBS Act

Lissome Trade Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

II

The first fiscal year after its annual revenues exceed $1 billion;

II

The first fiscal year after the fifth anniversary of its IPO;

II

The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

II

The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

II

Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

II

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

II

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and II  Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

II

Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

II

Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

II

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

II

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

II

Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

II

The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Ningshanzhonglu Street №108, 1-25-4, Huanggu District Shenyang, Liaoning, China 110031. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or  other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, May 9, 2014, to September 30, 2014 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As of December 31, 2014 , we have generated no revenue .. .. We have incurred $ 9,196 in miscellaneous expenses since inception through December 31 , 2014.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31 , 2014. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:                                                                                                                               December 31 , 2014

Cash	$ 867
Total assets	$ 867
Total liabilities	$ 3,542
Shareholders' equity (deficit)	$ (2,675)

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

The following plan of operations assumes that we will successfully commence operations.  So far, we have entered into only one contract for sale of cookware products in the amount of $9,950 and have collected a $5,000 deposit for the order but have not yet completed our first sale.  There is no guarantee that we will be able to complete all of the following activities or that we will produce revenue (in addition to the initial $5,000 deposit) through completion of our first sale or additional sales of any amount.

Gathering of market information

1-2 months

No costs

We are going to search for metal cookware plants around of China. We plan to study plants’ assortment and estimate quality and price range of cookware. We will find the optimal manufactures and negotiate agreements with them.

Establish our office

2-3 months

$2,000-$3000

Upon completion of the offering we plan to set up an office in China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Yuxia Song will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $3,000.

Website Development

2-4 months

$3000-$5000

During this period, we intend to begin developing our website. We are going to hire a website developer to register a web domain and hosting. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website will contain online pre-order and order bar and have to be easy for our clients payment systems’ integration.

The website development costs, including site design and implementation will be approximately $3,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site with extra features, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Hire a salesperson

2-6 months

$10,000-$15,000

If we sell 50% of the shares offered we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Marketing campaign

5-12 months

$7,000-$29,000

Primarily, we plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com.

Also we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,500	$3,000
Website development	$3,000	$4,000	$5,000
Marketing and advertising	$7,000	$18,000	$29,000
Sales person salary	$5,000	$10,000	$15,000
Total	$27,000	$44,500	$62,000

LIQUIDITY REQUIREMENTS

At December 31 , 2014 we had $ 867 of cash.  Our cash needs have so far been met by proceeds from sale of common stock to our officers and directors, as well as loans from Ms. Song, who has no obligation to continue funding our operations.  The loan was not made pursuant to any loan agreements or promissory note. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately eight months.

GOING CONCERN

In our audited financial statements as of September 30, 2014 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Ms. Song was selected as our Director based on her general business experience of seven (7) years.

Ms. Song is not considered to be an independent director of the Company; we presently have no independent directors.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Yuxia Song	37	President,
108 Ningshanzhonglu St, 1-25-4		Chief Financial Officer,
Huanggu District Shenyang		Chief Executive Officer,
Liaoning, China 110031		Sole Director

Mikhail Kriukov	42	Secretary
108 Ningshanzhonglu St, 1-25-4
Huanggu District Shenyang
Liaoning, China 110031

Our Director Yuxia Song:

Held her offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTOR

Yuxia Song,  37, President

From 2007 she has been self-employed and owns the “Pinwei” grocery store in Liaoning, China. Ms. Song is responsible for her own company operations and management. Ms. Song intends to devote 20 hours a week of her time to planning and organizing activities of Lissome Trade, Corp.

Mikhail Kriukov, 42, Secretary

From 2008 he has been self-employed and involved in consulting in international trade. Mr. Kriukov has been consulting companies, involved in exporting sanitary ware goods from China. He assists to find distributes and manufactures of certain goods in China, helps in logistics and custom clearance. Mr. Kriukov consulted companies importing sanitary engineering equipment, water supply, sewerage materials, dishware, glassware, clothes, souvenirs, building materials, constriction machinery and woodworking equipment. He has been consulting Kars Trade House, Mauro LLC, Santeh-Energy LLC and others.

Yuxia Song has acted as our President, Treasurer, and Director and Mikhail Kriukov has acted as our Secretary since our incorporation on May 9, 2014. Ms. Song owns 71.4% and Mr. Kriukov owns 28.6% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Song was going to be our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors and Mr. Kriukov was going to be our Secretary. This decision did not in any manner relate to Ms. Song’s or Mr. Kriukov’s previous employments.  Ms. Song’s and Mr. Kriukov’s previous experience, qualifications, attributes or skills were not considered when they were appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and directors are serving without compensation.  They are reimbursed for any out-of-pocket expenses that they incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Yuxia Song President, CEO, CFO And Director Mikhail Kriukov Secretary	2014 2014	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yuxia Song	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mikhail Kriukov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

•

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with either Ms. Song or Mr. Kriukov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and address of	Number of shares before offering	Number of shares after offering	Percentage before offering	Percentage after offering
Yuxia Song Lianing, China 110031	5,000,000	5,000,000	71.4%	35.7%
Mikhail Kriukov Liaoning, China 110031	2,000,000	2,000,000	28.6%	14.3%
Directors and officers as a group	7,000,000	7,000,000	100%	51%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 7,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act,. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company  as we have a definite business plan and have undertaken substantial activity to visit potential suppliers and customers and have already entered into one material agreement with a supplier.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August, 2014 the Company issued a total of 5,000,000 shares of common stock to Ms. Yuxia Song for cash at $0.001 per share for a total of $5,000.

On September 5, 2014 the Company issued a total of 2,000,000 shares of common stock to Mr. Mikhail Kriukov for cash at $0.001 per share for a total of $2,000.

Ms. Song has loaned us funds for operations. The loan was not made pursuant to any loan agreements or promissory note. The loan is unsecured, non-interest bearing and due on demand. The balance due to the Ms. Song was $ 3,542 as of December 31 , 2014.  She is under no obligation to continue lending us money.

Ms. Song provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

LISSOME TRADE CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

SEPTEMBER 30, 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Lissome Trade Corp.

Shenyang, Liaoning, China

We have audited the accompanying balance sheet of Lissome Trade Corp. (a development stage company) (“The Company”) as of September 30, 2014, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from the date of inception on May 9, 2014 to September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the results of its operations and cash flows for the period from the date of inception on May 9, 2014 to September 30, 2014 then ended in conformity with accounting principles generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

October 27, 2014

LISSOME TRADE CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
SEPTEMBER 30, 2014
ASSETS
Current Assets
Cash	$ 7,063
Total current assets	7,063

Total Assets	$ 7,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from director	542
Total current liabilities	542
Total Liabilities	542

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
7,000,000 shares issued and outstanding	7,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(479)
Total Stockholders’ Equity	6,521

Total Liabilities and Stockholders’ Equity	$ 7,063

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the period from Inception (May 9, 2014) to September 30, 2014

Revenue	$ 0
Expenses
General and administrative expenses	479
Net loss from operations	(479)
Net loss	$ (479)
Loss per common share: Basic and Diluted	$ (0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,524,138

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM INCEPTION (MAY 9, 2014) TO SEPTEMBER 30, 2014
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception (May 9, 2014)	-	$ -	$ -	$ -	$ -
Shares issued at $0.001	7,000,000	7,000	-		7,000
Net loss for the period	-	-	-	(479)	(479)

Balances as of September 30, 2014	7,000,000	$ 7,000	$ -	$ (479)	$ 6,521

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the period from Inception (May 9, 2014) to September 30, 2014
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (479)
Net cash used in operating activities	(479)

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	7,000
Proceeds from loan from Director	542
Net cash provided by financing activities	7,542

Net increase in cash and equivalents	7,063

Cash and equivalents at beginning of the period	$ -
Cash and equivalents at end of the period	$ 7,063

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LISSOME TRADE CORP. (the “Company”) was incorporated in Nevada on May 9, 2014. The Company is in the development stage as defined under Financial Accounting Standards Board  Accounting Standards Codification 915-205 "Development-Stage Entities. Since inception (May 9, 2014) through September 30, 2014, the Company has not generated any revenue and has accumulated losses of $479.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (May 9, 2014) resulting in an accumulated deficit of $479 as of September 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted September 30 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (May 9, 2014) to September 30, 2014.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of September 30, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. In August, the Company issued 5,000,000 shares at $0.001 per share for total proceeds of $5,000. On September 5, 2014 the Company issued 2,000,000 shares at $0.001 per share for total proceeds of $2,000.

As of September 30, 2014, the Company had 7,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of September 30, 2014 the Company had net operating loss carry forwards of $479 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of September 30, 2014, a Director had advance to us an amount of $542 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 30, 2014 through the date the financial statements were available to be issued and has determined that there have been no subsequent events after September 30, 2014 for which disclosure is required.

LISSOME TRADE CORP. BALANCE SHEETS
	DECEMBER 31, 2014 (Unaudited)	SEPTEMBER 30, 2014
ASSETS
Current Assets
Cash	$ 867	$ 7,063
Total current assets	867	7,063

Total Assets	$ 867	$ 7,063
	LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
	Current Liabilities
Loan from director	3,542	542
Total current liabilities	3,542	542
Total Liabilities	3,542	542

	Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
7,000,000 shares issued and outstanding	7,000	7,000
Additional paid-in-capital	-	-
Accumulated deficit	(9,675)	(479)
Total Stockholders’ Equity (Deficit)	(2,675)	6,521

Total Liabilities and Stockholders’ Equity (Deficit)	$ 867	$ 7,063

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP. STATEMENTS OF OPERATIONS
Three months ended December 31, 2014 (Unaudited)

Revenue	$ -
Expenses
General and administrative expenses	9,196
Net loss from operations	(9,196)
Net loss	$ (9,196)
Loss per common share: Basic and Diluted	$ (0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	7,000,000

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP. STATEMENTS OF CASH FLOWS
Three months ended December 31, 2014 (Unaudited)
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (9,196)
Net cash used in operating activities	(9,196)

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Proceeds from loan from Director	3,000

Net cash provided by financing activities	3,000
Net change in cash and equivalents	(6,196)

Cash at beginning of the period	$ 7,063
Cash at end of the period	$ 867

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

LISSOME TRADE CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LISSOME TRADE CORP. (the “Company”) was incorporated in Nevada on May 9, 2014.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited annual financial statements and notes. In the opinion of management, all adjustments, consisting of normal reoccurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods present have been reflected herein. The results of operation for interim periods are not necessarily indicative of the results to be expected for the full year.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (May 9, 2014) resulting in an accumulated deficit of $9,675 as of December 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

NOTE 2 – RELATED PARTY TRANSACTIONS

As of December 31, 2014, a Director had advance to us an amount of $3,542 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2014 through the date the financial statements were available to be issued and has determined that there have been no subsequent events after December 31, 2014 for which disclosure is required.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL

, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$ 8
Legal and Professional Fees	$ 3,500
Accounting and auditing	$ 3,500
Transfer Agent fees	$ 500
EDGARization	$ 492
TOTAL	$ 8,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In August, 2014 the Company issued a total of 5,000,000 shares of common stock to Yuxia Song for cash at $0.001 per share for a total of $5,000.

On September 5, 2014, the Company issued a total of 2,000,000 shares of common stock to Mikhail Kriukov for cash at $0.001 per share for a total of $2,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Frederick C. Bauman, Esq.
10.1 10.2	Contract dated October 28, 2014 with Chaoan Chances Stainless Steel Products Factory, China Contract dated December 10, 2014 with Company SunTrade OOO
23.1	Consent of Independent Auditor for 09/30/2014 audit*
23.3	Consent of Counsel (See Exhibit 5.1)
99	Subscription Agreement

* Filed herewith

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada on FEBRUARY 5, 2015 ..

Lissome Trade Corp.., Registrant

By: /s/ Yuxia Song

 Yuxia Song, President, Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yuxia Song	Principal Executive Officer	FEBRUARY 5, 2015
Yuxia song	Title	Date

/s/ Yuxia Song	Principal Financial Officer	FEBRUARY 5, 2015
Yuxia song	Title	Date
/s/ Yuxia Song	Principal Accounting Officer	FEBRUARY 5, 2015
Yuxia song	Title	Date

Endnotes